UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AOM RESOURCES INC.
(Name of small business issuer in its charter)

NEVADA	1000	98-0525503
State or jurisdiction of	Primary Standard Industrial	I.R.S. Employer Identification No.
incorporation or organization	Classification Code Number

AOM Minerals Ltd.
2258 Heidi Avenue
Burlington, Ontario, L7M 3W4
Telephone: (905) 315 - 8832
Facsimile: (905) 331 - 4605
(Address and telephone number of principal executive offices)

Empire Stock Transfer Inc.
2470 St. Rose Parkway, Suite 304
Henderson, Nevada, 89074
Telephone: (702) 562 - 4091
Facsimile: (702) 562 - 4081
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:
as soon as practicable after the effective date of
this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.	[x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.	[ ]

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CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)

Common Stock	5,500,000	$0.01	$55,000	$1.69

(1)

Our common stock is not traded on any national exchange and, in accordance with Rule 457, the offering price was determined by the price our common stock was sold to our shareholders in a private placement memorandum. The price of $0.01 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated April *, 2007

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PROSPECTUS
AOM MINERALS LTD.
5,500,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

The purchase of the securities offered through this prospectus involves a high degree of risk.

SEE SECTION ENTITLED “RISK FACTORS” ON PAGE 4-5

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date Of This Prospectus Is: April *, 2007

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Consulting Agreements	23
Financial Statements	24
Index to Financial Statements:	F-1
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet as of November 30, 2006	F-3
Statement of Operations for the Year Ended November 30, 2006, for the Period from June 3, 2005 (inception) to November 30, 2005, and for the Period From June 3, 2005 (inception) to November 30, 2006.	F-4
Statement of Changes in Stockholders’ Equity for the Period From June 3, 2005 (inception) to November 30, 2006.	F-5
Statement of Cash Flows for the Year Ended November 30, 2006, for the Period From June 3, 2005 (inception) to November 30, 2005, and for the Period from June 3, 2005 (inception) to November 30, 2006.	F-6
Notes to Financial Statements	F-7
Changes in and Disagreements With Accountants on Accounting and Financial Disclosure	25
Part II - Information Not Required In The Prospectus	25
Indemnification Of Directors And Officers	25
Other Expenses Of Issuance And Distribution	26
Recent Sales Of Unregistered Securities	26
Regulation S Compliance	27
Exhibits	27
Signatures	28

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Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole exploration property, the Maybe property, located 14 miles northeast of the Village of Beaverdell in south central British Columbia, Canada. We acquired a 100% interest in the Maybe property from Kimberley Sinclair of North Vancouver, British Columbia, Canada for $3,600.

Our objective is to conduct mineral exploration activities on the Maybe property in order to assess whether it possesses economic reserves of gold, silver and copper. We have not yet identified any economic mineralization on the Maybe property. Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on June 3, 2005, under the laws of the state of Nevada. Our principal offices are located at 2258 Heidi Avenue, Burlington, Ontario, Canada, L7M 3W4. Our telephone number is (905) 315 - 8832.

The Offering:

Securities Being Offered	Up to 5,500,000 shares of common stock.

Offering Price	The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering	The offering will conclude when all of the 5,500,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued and to be Issued	11,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

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Summary Financial Information

Balance Sheet

November 30, 2006

Cash	$53,023
Total Assets	$53,023
Liabilities	$7,349
Total Stockholders’ Equity	$45,674

Statement of Operations

From Incorporation on
June 3, 2005 to November 30, 2006

Revenue	$ 0
Net Loss and Deficit	($12,170)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Although our current operating funds are sufficient to complete all intended exploration of the Maybe property, we will need to obtain additional financing in order to sustain business operations. We have not commenced operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Maybe property. Even after completing three phases of exploration, we will not know if we have a commercially viable mineral deposit. While we have sufficient funds to conduct the recommended three phase exploration program on the claim, which is estimated to cost $18,000, we will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not commenced exploration on the Maybe property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on June 3, 2005 and to date have been involved primarily in organizational activities and the acquisition of the Maybe property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Maybe Property and the production of minerals from the claim, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

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BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claims containing economic mineralization or reserves of silver, gold, copper and lead is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Maybe property does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of our independent accountant to our audited financial statements for the period ended November 30, 2006 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE MAYBE PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Maybe property does not contain any known bodies of mineralization. If our exploration programs are successful in establishing silver, gold, copper and lead of commercial tonnage and grade, we will require additional funds in order to place the Maybe property into commercial production. We may not be able to obtain such financing.

BECAUSE OUR DIRECTORS OWN 50% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors own approximately 50% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. They will also have the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR DIRECTORS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Michael Shamber, spends approximately 15% of his business time providing his services to us. Our secretary Mr. Brennan Wood spends approximately 10% of his business time and our Treasurer, Mr. Casper Stabile spends approximately 10% of his business time providing their services. While Mr. Shamber, Mr. Wood and Mr. Stabile presently possess adequate time to attend to our interests, it is possible that the demands on them from other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

BECAUSE MANAGEMENT HAS NO EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGH RISK OF FAILURE.

Our directors do not have any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take

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advantage of potential acquisition and exploration opportunities in the sector. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. We have not yet retained the services of a geologist to consult management. Mr. Shamber’s, Mr. Wood’s and Mr. Stabile’s decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

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Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Securityholders

The selling shareholders named in this prospectus are offering all of the 5,500,000 shares of common stock offered through this prospectus. These shares were acquired from us in a private placement that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on June 30, 2006.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

(1)	the number of shares owned by each prior to this offering;

(2)	the total number of shares that are to be offered for each;

(3)	the total number of shares that will be owned by each upon completion of the offering;

(4)	and the percentage owned by each upon completion of the offering.

Name of Selling Stockholder	Shares Owned	Total Number of	Total Shares	Percent
	Prior to this	Shares to be	Owned Upon	Owned
	Offering	Offered for	Completion of	Upon
		Selling	this Offering	Completion
		Shareholders		of this
		Account		Offering
Marwan Abou-Guendia	300,000	300,000	Nil	Nil
179 Alfred St. Kingston, ON
K7L 3R8
Ryan J. Ackers	100,000	100,000	Nil	Nil
157 St. George St. Toronto, ON
M5R 2M2
Mahvish Saeed Ahmad	200,000	200,000	Nil	Nil
25 Mahmood Cres Maple, ON
L6A 3A4
Benjamin Bach	100,000	100,000	Nil	Nil
17 Austin Drive, Suite 402
Waterloo, ON
N2L 3X9

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Name of Selling Stockholder	Shares Owned	Total Number of	Total Shares	Percent
	Prior to this	Shares to be	Owned Upon	Owned
	Offering	Offered for	Completion of	Upon
		Selling	this Offering	Completion
		Shareholders		of this
		Account		Offering
Shahzadi Sameena Bhatti	200,000	200,000	Nil	Nil
57 Cedarhurst Dr.
Richmond Hill, ON
L4S 1B5
Justin L. Blakely	100,000	100,000	Nil	Nil
93 Jeffrey Dr. Trenton, ON
K8V 5P8
Joel Carty	100,000	100,000	Nil	Nil
292 High Park Ave. Suite 2
Toronto, ON
M6P 2S7
Christopher Chadwich	100,000	100,000	Nil	Nil
14 Blue Mountain Place
Georgetown, ON
L7G 4S4
Kate Ciborowski	300,000	300,000	Nil	Nil
505 Johnson St.
Kingston, ON
K7L 1Z7
Sarah Clift	100,000	100,000	Nil	Nil
182 Wyndham Crt.
London, ON
N5Y 5G5
Andrew Coatsworth	200,000	200,000	Nil	Nil
128 Grenfell Cres.
London, ON
N5X 2R9
Jane Coatsworth	200,000	200,000	Nil	Nil
128 Grenfell Cres.
London, ON
N5X 2R9
Merl Cyprian	50,000	50,000	Nil	Nil
244 Church St.
Toronto, ON
M5B 1Z3
Brian Davis	200,000	200,000	Nil	Nil
3480 Hannibal Rd.
Burlington, ON
L7M 1Z6
Ayesha Firdouz	50,000	50,000	Nil	Nil
2360 Bonner Rd., Suite 1511
Mississauga, ON
L5J 2C7
Greg Galanis	200,000	200,000	Nil	Nil
36 Roland Lane
London, ON
N5X 1G1
Ajit Gautam	50,000	50,000	Nil	Nil
1915 Martin Grove, Suite 405
Etibicoke, ON
M9V 3T2
Farrukh Gillani	50,000	50,000	Nil	Nil
49 Generation Blvd., Suite 310
Scarborough, ON
M1B 2K5
Sadaf Z. Gillani	50,000	50,000	Nil	Nil
35 Fountainhead Rd., Suite 1805
North York, ON
M6P 4A9

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Name of Selling Stockholder	Shares Owned	Total Number of	Total Shares	Percent
	Prior to this	Shares to be	Owned Upon	Owned
	Offering	Offered for	Completion of	Upon
		Selling	this Offering	Completion
		Shareholders		of this
		Account		Offering
Shaida H. Gillani	50,000	50,000	Nil	Nil
5 Lightwood Dr.
Etibicoke, ON
M9V 2Z1
Imran Hafeez	50,000	50,000	Nil	Nil
25 Duncanwoods Dr.,Suite 903
North York, ON
M9L 2C5
Jesse Harper	100,000	100,000	Nil	Nil
106 Langford Church Rd.
Brantford, ON
N3T 5L4
Heather Kelly	100,000	100,000	Nil	Nil
1042 Ripley Cres
Oshawa, ON
L1K 2E6
Farzana Khan	50,000	50,000	Nil	Nil
2265 Jane St., Suite 19
Downsview, ON
M3M 1A6
Kottanaghatta Ravindrakumar	200,000	200,000	Nil	Nil
115 Hillcrest Ave., Suite 1109
Mississauga, ON
L5B 3Y9
Tashi Lhundup	200,000	200,000	Nil	Nil
146 Dowling Ave., Suite 507
Toronto, ON
M6K 3A7
Heather Lunny	200,000	200,000	Nil	Nil
31 Golf Valley Lane
Toronto, ON
M9C 2K2
Collin MacLeod	100,000	100,000	Nil	Nil
22 Bellevue Ave.
London, ON
N6C 4A6
Nudrat Mahmood	100,000	100,000	Nil	Nil
73 Mahmood Cres.
Maple, ON
L6A 3A5
Andrew Rey	100,000	100,000	Nil	Nil
McIntyre 9 Peary Way
Ottawa, ON
K2L 1Z9
Jason McKee	100,000	100,000	Nil	Nil
15 Plymouth Ave.
London, ON
N6H 3T1
Allan Meace	100,000	100,000	Nil	Nil
11 Walmer Rd., Suite 402
Toronto, ON
M5R 2W9
Jefrey Mills	100,000	100,000	Nil	Nil
612 Lakeshore Rd. #2
Mississauga, ON
L5G 1J4

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Name of Selling Stockholder	Shares Owned	Total Number of	Total Shares	Percent
	Prior to this	Shares to be	Owned Upon	Owned
	Offering	Offered for	Completion of	Upon
		Selling	this Offering	Completion
		Shareholders		of this
		Account		Offering
Ryan Mitra	200,000	200,000	Nil	Nil
250 Pall Mall St., Suite 701
London, ON
N6A 6K3
Andrew Murphy	50,000	50,000	Nil	Nil
123 Pine Glen Rd.
Toronto, ON
M4E 1K8

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 11,000,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years;

(2)	has ever been one of our officers or directors; or

(3)	is a broker-dealer or affiliate of a broker dealer.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

(1)	Not engage in any stabilization activities in connection with our common stock;

(2)	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

(3)	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

(1)	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

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(2)	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

(3)	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

(4)	contains a toll-free telephone number for inquiries on disciplinary actions;

(5)	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

(6)	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

(1)	with bid and offer quotations for the penny stock;

(2)	details of the compensation of the broker-dealer and its salesperson in the transaction;

(3)	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

(4)	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 West Lake Mead Blvd Suite 300 Las Vegas, NV 89128.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their age as of the date of this prospectus is as follows:

Directors:

Name of Director	Age
Michael Shamber	35
Casper Stabile	44
Brennon Wood	24

Executive Officers:

Name of Officer	Age	Office
Michael Shamber	35	President and Chief Executive Officer
Casper Stabile	44	Chief Financial Officer and Treasurer
Brennon Wood	24	Secretary

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years: Mr. Michael Shamber has acted as our President, Chief Executive Officer and as a member of our Board of Directors since our incorporation on June 3, 2005. Mr. Shamber has been a Partner and Asset Manager for Woodside Investment Corporation, a privately held corporation that oversees joint venture

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real estate deals with other financial partners, since January 2002. His duties include overseeing property management, building renovations, and staff, as well as implementing business strategies and financial goals, facilitating future corporate acquisitions and coordinating property operations for investors. As well, Mr. Shamber has been a financing broker with IC Funding Financial Corporation of London, Ontario, Canada since August 2001. His duties include loan negotiation and placement with mortgage lenders.

Mr. Shamber does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Shamber intends to devote approximately 15% of his business time to our affairs.

Mr. Brennon Wood has acted as our Secretary and as a member of our Board of Directors since June 14, 2005. Mr. Wood has been an associate broker for IC Funding Financial Corporation, a commercial mortgage brokerage firm, of London, Ontario since September 2005. He assists in arranging funding for residential and commercial mortgages and is currently involved in financing projects in Czech Republic; Mexico; Montreal, Quebec; and Vancouver ,British Columbia. From 2002 to 2005, Mr. Wood assisted with the purchase and financing of residential buildings.

Mr. Wood does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Wood intends to devote approximately 15% of his business time to our affairs.

Mr. Casper Stabile has acted as our Chief Financial Officer, treasurer and as a member of our Board of Directors since June 14, 2005. Mr. Stabile is presently President of Sales for Howell Graphics in Ontario, Canada. His responsibilities include sales, operations, finance and human resource management. Mr. Stabile has over 25 years experience in sales, new business development, operations and finance.

Mr. Stabile does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Stabile intends to devote approximately 15% of his business time to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and address of beneficial	Amount of beneficial	Percent of class
	owner	ownership
Common stock	Michael Shamber	2,500,000	22.73%
Common Stock	Brennon Wood	3,000,000	27.27%
Common Stock	Casper Stabile	Nil	Nil
Common stock	All officers and directors act as a group that consists of three people	5,500,000	50%

The percent of class is based on 11,000,000 shares of common stock issued and outstanding as of the date of this prospectus.

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Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of March 30, 2007, there were 11,000,000 shares of our common stock issued and outstanding that are held by forty-six stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Anslow & Jaclin, LLP, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, Certified Public Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Organization Within Last Five Years

We were incorporated on June 3, 2005 under the laws of the state of Nevada. On that date, Michael Shamber was appointed as our Director, Chief Executive Officer and Secretary. On June 14, 2005, Casper Stabile and Brennon Wood were appointed as directors and, Mr. Stabile was appointed as our Chief Financial Officer and Treasurer and Mr. Wood was appointed as our Secretary.

Description Of Business

In General

We are an exploration stage company. We are engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover. We own a 100% beneficial interest in two mineral claims known as the Maybe property. There is no assurance that a commercially viable mineral deposit exists on the Maybe property.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not commenced the initial phase of exploration on the Maybe property. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to conduct exploration work on the Maybe property in order to ascertain whether it possesses economic quantities of silver, gold and copper. There can be no assurance that an economic mineral deposit exists on the Maybe property until appropriate exploration work is completed.

Even if we complete our proposed exploration programs on the Maybe property and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Maybe Property Purchase Agreement

On March 2, 2006, we entered into a mineral purchase and sale agreement with Kimberley Sinclair of North Vancouver, British Columbia, Canada, whereby she sold to us a 100% undivided right title and interest in two mineral claims consisting of ten cells located in the Greenwood Mining District in south central British Columbia, Canada. We acquired this interest in the Maybe mineral claims by paying $3,600 to Kimberley Sinclair.

Description, Location and Access

The Maybe property is situated in the Greenwood Mining District in south central British Columbia, Canada, 14 miles northeast of the Village of Beaverdell, and the Beaverdell and Midway mountain ranges beyond the southern end of the Monashee Mountains. The property is located on the west side of Kettle River at the confluence of the Kettle and Crick Creek, in the Greenwood Mining Region. The property can be accessed from Beaverdell, British Columbia by vehicle 21 miles northeast along Christian Valley Road then 11 miles south along Westbridge Road. It can also be accessed from the Village of Rock Creek, British Columbia by travelling north along Provincial Highway 33 to Westbridge. The City of

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Kelowna, British Columbia, 78 miles northwest of Rock Creek, offers the necessary infrastructure to carry out our exploration program.

The property lies in a region of mainly coniferous trees such as spruce, pine and fir with areas of deciduous trees such as aspen, alder, and cottonwood along the lower drainage areas. It ranges in elevation from 2,400 feet to 3,500 feet mean sea level. The property terrain is mountainous that has been altered by both the erosion and depositional effect of glaciation.

The property lies within the Sub-Alpine Forest Zone and experiences greater than 50% of precipitation annually, of which 15% may be snow. Generally, summers are warm and winters are cold with snow occurring in the north-slope areas at elevations greater than 4,500 feet between December and March.

Title to the Maybe property

The Maybe property consists of two mineral claims containing ten cells. A “mineral claim” refers to a specific section of land over which a title holder owns rights to explore the ground and subsurface, and extract minerals. Title to the Maybe property is registered in the name of Kimberley Sinclair. She has provided us with an absolute bill of sale with respect to the property.

Claim details are as follows:

Claim Name	Tenure Number	Cells	Mining Division	Expiry Date
Hard to Beat	530404	1	Greenwood Mining Div.	March 22, 2008
Kenrick	51393919	9	Greenwood Mining Div.	June 3, 2008

The claims were created on March 2, 2006 and June 3, 2006 respectively and are in good standing until March 22, 2008 and June 3, 2008. This means that the Hard to Beat claim will expire on March 22, 2008 and the Kenrick claim will expire on June 3, 2008 unless we complete at least $100 worth of exploration work on the claims by that date. If this required exploration work is incurred, then the deadlines are extended to March 22, 2009 and June 3, 2009 respectively. In subsequent years, we must spend at least $200 per year on the claims to extend the expiry date by one year.

Mineralization

The property is underlain by the following rock types:

(1)	Arsenopyrite: a tin-grey-steel white sulphide mineral.

(2)	Chalcopyrite: a copper iron sulphide mineral referred to as “yellow copper”. It has a metallic luster and is brassy to golden yellow in color.

(3)	Pyrite: also known as “fool’s gold”, a common mineral containing mainly iron disulfide that is pale yellow in color.

(4)	Pyrrhotite: a common red to brown sulphide mineral with weak magnetic properties.

(5)	Sphalerite: an ore that is the chief source of zinc, consisting largely of zinc sulfide in crystalline form

(6)

Andesites: gray fine-grained volcanic rock, chiefly plagioclase (a common mineral in igneous rocks containing calcium, sodium, aluminum, silicon, and oxygen) and feldspar (a group of rock- forming minerals which make up as much as 60% of the Earth’s crust). Andesite erupts from volcanoes at destructive plate margins (where one plate of the Earth's surface moves beneath another).

(7)	Intrusive rock: rock that has crystallized from a molten magma (lava) below the surface of the Earth.

Geological Definitions:

(1)	Fissures are narrow cracks or openings in a rock formation.

(2)	Mesothermal replacement refers to the chemical and physical modifications to the flow of rock found at a considerable depth caused by hot water which moves below the Earth’s surface.

(3)	Lithic refers to scattered ground or chipped stone debris.

(4)	Skarn: A term used to describe the metamorphic rocks surrounding an igneous intrusive where it comes in contact with a limestone or dolomite rock formation.

The area of the Maybe property is mapped as being underlain by arsenopyrite, chalcopyrite, pyrite, pyrrhotite and sphalerite. Mineralization occurs in a northeasterly -50 degree east dipping quartz fissure caused by contact with a shallow, north plunging anticline rockbed structure with a convex, or upwards fold.

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Observations on the property have revealed mineralization which may have occurred due to mesothermal replacements or as vein-type of occurrences in the crystal, lithic volcanic andesite rock and in the intrusive rock units or skarn surroundings. The occurrences have been observed in the massive volcanic areas and where there is medium grain-sized intrusive rock within the steep dipping vertical faults and where there is some dissemination in the adjacent wall of rock. Mineralization almost always is accompanied due to any type of rock alteration.

Exploration History

The first mining exploration on record on the Maybe property was from 1938 to 1940 when exploration was emphasized towards gold and silver prospects. During this period, there was limited production from the property. The following chart lists the production in the three years:

Year	Mined	Recovered
		Gold (T. oz)	Silver (T. oz.)	Copper (lbs)	Lead (lbs)
1938	143
1939	159
1940	186
Total (short tons):	488	315	549	260	39

Between October 1969 and April 1972, Geoterrex Ltd. of Toronto, Ontario conducted an aeromagnetic survey in which the results were recorded on a topographical map sheet of the area published by the Department of Energy, Mines and Resources of Ottawa, Ontario, Canada. The results showed a pattern of inflection across the northeastern portion of the claims, which indicates a change in rock types.

No other recorded mining or exploration has been conducted on the property.

Geological Report

We retained Mr. James W. McLeod, a professional geologist, to complete an evaluation of the Maybe property and to prepare a geology report on the claims.

Based on his review, Mr. McLeod concludes that the Maybe property warrants further exploration due to the geochemistry and inferred geological continuity.

Mr. McLeod recommends an initial exploration program consisting of three phases. The estimated cost for the exploration program is $34,000. The first phase would consist of prospecting and sampling in areas of exposed mineralization. Prospecting involves analyzing rocks on the property surface with a view to discovering indications of potential mineralization. Sampling involves gathering pieces of rock that appear to contain precious metals such as gold, and silver, or industrial metals such as copper and nickel. All samples gathered are sent to a laboratory where they are crushed and analysed for metal content.

The first phase is estimated to cost $4,000 as described below:

Budget – Phase I
Prospecting	$1,500
Rock Sampling	$2,500

Total Cost Phase I:	$4,000

The second phase consists of grid controlled VLF-EM and magnetometer surveys. A magnetometer survey measures the irregularities in the magnetic field in a given area. A VLF (Very Low Frequency) uses radio waves to determine whether rocks on a mineral property conduct electricity. Almost all of the precious and base metals that we seek are above average conductors of electricity and will affect VLF readings. An electromagnetic survey involves measuring the strength of the earth’s magnetic field using very low frequency wavelength. Variations in the magnetic readings on a property may indicate the increased likelihood of precious or base minerals in the area.

The second phase is estimated to cost $12,000 as described below:

Budget – Phase II
VLF-EM Survey	$ 6,000
Magnetometer Survey	$ 6,000
Total Cost Phase II:	$12,000

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The third phase will consist of induced polarization surveys and trenching of anomalies. Induced polarization surveys measure various electrical responses to the passage of alternating currents of different frequencies. Readings can indicate the presence of certain types of mineral deposits. Trenching typically involves removing surface dirt and rock with heavy equipment and gathering rock and soil samples from below the property’s surface in areas with the most potential to host economically significant mineralization. Anomalies refer to any departures from the norm that may indicate the presence of mineralization in the underlying bedrock. In geophysical and geochemical surveying, it is an area where the property has significantly higher or lower mineralization that the surrounding area.

The third phase is estimated to cost $18,000 as described below.

Budget – Phase III
Induced Polarization	$ 6,000
Trenching of anomalies	$12,000
Total Cost Phase III:	$18,000

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

(1)	Water discharge will have to meet water standards;

(2)	Dust generation will have to be minimal or otherwise re-mediated;

(3)	Dumping of material on the surface will have to be re-contoured and re-vegetated;

(4)	An assessment of all material to be left on the surface will need to be environmentally benign;

(5)	Ground water will have to be monitored for any potential contaminants;

(6)	The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

(7)	There will have to be an impact report of the work on the local fauna and flora.

Employees

We have no employees as of the date of this prospectus other than our three directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered

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shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20002. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Plan Of Operations

Our plan of operation for the next twelve months is to complete the recommended phase one, two and three exploration programs on the Maybe property consisting of prospecting, sampling rock exposures, VLF-EM and magnetometer surveys and an induced polarization survey. We anticipate that these exploration programs will cost approximately $34,000. To date, we have not commenced exploration on the Maybe property.

We have not yet commenced any exploration work the Maybe property. We will undertake the phase one work program in the spring of 2007. The first exploration work program should take approximately up to two months to complete. We will then undertake the phase two work program during the summer of 2007. This program will take approximately one month to complete. We will then undertake the phase three work program in the fall of 2007. This program will take approximately one to three month to complete. We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for this exploration program.

As well, we anticipate spending an additional $20,000 on administrative fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $54,000.

While we have enough funds to cover these anticipated expenses, we will require additional funding in order to sustain our business operations if we are not successful in earning revenues once exploration is complete. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans. We do not have any arrangements in place for any future equity financing or loans.

Results Of Operations For The Period From Inception Through November 30, 2006

We have not earned any revenues from our incorporation on June 3, 2005 to November 30, 2006. We do not anticipate earning revenues unless we enter into commercial production on the Maybe property, which is doubtful. We have not completed the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the Maybe property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $15,357 for the period from our inception on June 3, 2005 to November 30, 2006. These operating expenses were comprised of exploration costs and expenses of $3,700, impairment of mineral property rights fee of $3,600 professional fees of $3,700, listing and filing fees of $427 and general and administrative expenses of $3,930.

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We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Description Of Property

We own the mineral exploration rights relating to the Maybe mineral property. We do not own interest in any other property.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

(1)	Any of our directors or officers;
(2)	Any person proposed as a nominee for election as a director;
(3)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
(4)	Our sole promoter, Michael Shamber;
(5)	Any member of the immediate family of any of the foregoing persons.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate having a market maker apply for trading of our common stock on the Over The Counter Bulletin Board upon the effectiveness of this registration statement. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have forty-four registered shareholders.

Rule 144 Shares

(1)

A total of 5,500,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares equal to 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 110,000 shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 5,500,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

(1)	we would not be able to pay our debts as they become due in the usual course of business; or

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(2)

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on June 3, 2005 to November 30, 2006 and the subsequent period to the date of this prospectus.

							Non-
						Non-Equity	Qualified
						Incentive	Deferred
Name and				Stock	Option	Plan	Compensation	All Other
Principal	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Totals
Position		($)	($)	($)	($)	($)	($)	($)	($)

Michael Shamber
President, Chief
Executive Officer,	2006	$0	$0	$0	$0	$0	$0	$0	$0
and Director	2005	$0	$0	$0	$0	$0	$0	$0	$0

Casper Stabile
Treasurer, Chief
Financial Officer	2006	$0	$0	$0	$0	$0	$0	$0	$0
and Director	2005	$0	$0	$0	$0	$0	$0	$0	$0

Brennon Wood	2006	$0	$0	$0	$0	$0	$0	$0	$0
Secretary	2005	$0	$0	$0	$0	$0	$0	$0	$0

Employment Agreements

None.

Compensation of Directors

For the fiscal year ended November 30, 2006, we did not compensate our directors for their services.

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreements with our directors or officers. We do not pay Mr. Shamber, Mr. Wood or Mr. Stabile any amount for acting as directors of the Company.

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Financial Statements

AOM MINERALS LTD.
(AN EXPLORATION STAGE COMPANY)
FINANCIAL STATEMENTS
AS OF NOVEMBER 30, 2006
(Expressed in US Dollars)

24 of 29

AOM MINERALS LTD.
(AN EXPLORATION STAGE COMPANY)

CONTENTS

PAGE	F-2	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	F-3	BALANCE SHEET AS OF NOVEMBER 30, 2006

PAGE	F-4	STATEMENT OF OPERATIONS FOR THE YEAR ENDED NOVEMBER 30, 2006 , FOR THE PERIOD FROM JUNE 3, 2005 (INCEPTION) TO NOVEMBER 30, 2005, AND FOR THE PERIOD FROM JUNE 3, 2005 (INCEPTION) TO NOVEMBER 30, 2006

PAGES	F-5	STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE PERIOD FROM JUNE 3, 2005 (INCEPTION) TO NOVEMBER 30, 2006

PAGE	F-6	STATEMENT OF CASH FLOWS FOR THE YEAR ENDED NOVEMBER 30, 2006, FOR THE PERIOD FROM JUNE 3, 2005 (INCEPTION) TO NOVEMBER 30, 2005, AND FOR THE PERIOD FROM JUNE 3, 2005 (INCEPTION) TO NOVEMBER 30, 2006

PAGES	F-7 - F-10	NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
AOM Minerals Ltd
(A Exploration Stage Company)

We have audited the accompanying balance sheet of AOM Minerals Ltd. (an exploration stage company) as of November 30, 2006 and the related statements of operations, changes in stockholders’ equity and cash flows for the year ended November 30, 2006, for the period from June 3, 2005 (inception) to November 30, 2005 and for the period from June 3, 2005 (inception) to November 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of AOM Minerals Ltd. (a exploration stage company) as of November 30, 2006 and the results of its operations and its cash flows for the year then ended, for the period from June 3, 2005 (inception) to November 30, 2005 and for the period from June 3, 2005 (inception) to November 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company is in the exploration stage with no operations and has a negative cash flow from operations of $1,221 from inception. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans concerning this matter are also described in Note 5. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.
Boynton Beach, Florida
January 25, 2007

AOM MINERALS LTD.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEET
AS OF NOVEMBER 30, 2006

ASSETS

CURRENT ASSETS
Cash	$53,023

TOTAL ASSETS	$53,023

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$3,800
Due to related party	3,549

TOTAL LIABILITIES	7,349

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value, 75,000,000 shares authorized,
11,000,000 shares issued and outstanding	11,000
Additional paid in capital	49,500
Other comprehensive income (loss)	(2,656)
Accumulated deficit during exploration stage	(12,170)
Total Stockholders’ Equity	45,674

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$53,023

See accompanying notes to financial statements.

AOM MINERALS LTD.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF OPERATIONS
(Expressed in US Dollars)

		For the	For the
		Period from	Period from
	For the Year	June 3, 2005	June 3, 2005
	Ended	(Inception) to	(Inception) to
	November 30,	November 30,	November 30,
	2006	2005	2006

OPERATING EXPENSES
Professional fees	$3,700	$-	$3,700
Exploration costs and expenses	3,700	-	3,700
General and administrative	3,562	368	3,930
Impairment of mineral property rights	3,600	-	3,600
Listing and filing	427	-	427
Total Operating Expenses	14,989	368	15,357

LOSS FROM OPERATIONS	(14,989)	(368)	(15,357)

OTHER INCOME
Foreign currency transaction gain	2,908	-	2,908
Interest income	279	-	279
Total Other Income	3,187	-	3,187

Provision for Income Taxes	-	-	-

NET LOSS	$(11,802)	$(368)	$(12,170)

Net loss per share - basic and diluted	$(0.00)	$(0.00)	$(0.00)

Weighted average number of shares outstanding
during the period - basic and diluted	7,518,767	-	5,134,587

See accompanying notes to financial statements.

AOM MINERALS LTD.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM JUNE 3, 2005 (INCEPTION) TO NOVEMBER 30, 2006
(Expressed in US Dollars)

					Accumulated
			Additional	Other	Deficit During
	Common Stock		Paid-In	Comprehensive	Exploration
	Shares	Amount	Capital	Income	Stage	Total
Net loss for the period from June 3, 2005
(inception) to November 30, 2005	-	$-	$-	$-	$(368)	$(368)

Balance, November 30, 2005	-	-	-	-	(368)	(368)

Common stock issued to founders for
cash ($0.001 per share)	5,500,000	5,500	-	-	-	5,500

Common stock issued for cash
($0.01 per share)	5,500,000	5,500	49,500	-	-	55,000

Other comprehensive loss	-	-	-	(2,656)	-	(2,656)

Net loss for the year ended
November 30, 2006	-	-	-	-	(11,802)	(11,802)

Total comprehensive loss	-	-	-	-	-	(14,458)

BALANCE, NOVEMBER 30, 2006	11,000,000	$11,000	$49,500	$(2,656)	$(12,170)	$45,674

See accompanying notes to financial statements.

AOM MINERALS LTD.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS

		For the	For the
		Period from	Period from
	For the Year	June 3, 2005	June 3, 2005
	Ended	(Inception) to	(Inception) to
	November 30,	November 30,	November
	2006	2005	30, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,802)	$(368)	$(12,170)
Adjustments to reconcile net loss to net cash used in
operating activities:
Impairment of mineral rights	3,600	-	3,600
Changes in operating assets and liabilities:
Accounts payable	3,432	368	3,800
Due to related party	3,549	-	3,549
Net Cash Used In Operating Activities	(1,221)	-	(1,221)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of mineral property rights	(3,600)	-	(3,600)
Net Cash Used In Investing Activities	(3,600)	-	(3,600)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	60,500	-	60,500
Net Cash Provided By Financing Activities	60,500	-	60,500

EFFECT OF EXCHANGE RATES ON CASH	(2,656)	-	(2,656)

NET INCREASE IN CASH	53,023	-	53,023

CASH AND CASH EQUIVALENTS AT BEGINNING
OF PERIOD	-	-	-

CASH AND CASH EQUIVALENTS AT END OF
PERIOD	$53,023	$-	$53,023

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$-	$-	$-

Cash paid for taxes	$-	$-	$-

See accompanying notes to financial statements.

AOM MINERALS LTD.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF NOVEMBER 30, 2006
(Expressed in US Dollars)

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

AOM Minerals Ltd (an exploration stage company) (the “Company”) was incorporated under the laws of the State of Nevada on June 3, 2005. The Company is a natural resource exploration company with an objective of acquiring, exploring and if warranted and feasible, developing natural resource properties. Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

For purposes of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(D) Mineral Property

Pursuant to SFAS No. 141 and SFAS No. 142, as amended by EITF 04-02, mineral interest associated with other than owned properties are classified as tangible assets. The Company capitalized $3,600 related to the mineral rights which was subsequently impaired as of November 30, 2006.

(E) Long-Lived Assets

The Company accounts for long-lived assets under the Statements of Financial Accounting Standards Nos. 142 and 144 “Accounting for Goodwill and Other Intangible Assets” and “Accounting for Impairment or Disposal of Long-Lived Assets” (“SFAS No. 142 and 144”). In accordance with SFAS No. 142 and 144, long-lived assets, goodwill and certain identifiable intangible assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, goodwill and intangible assets, the recoverability test is performed using undiscounted net cash flows related to the long-lived assets.

AOM MINERALS LTD.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF NOVEMBER 30, 2006
(Expressed in US Dollars)

(F) Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. As of November 30, 2006, the Company has a net operating loss carryforward of $12,170 available to offset future taxable income through 2025. The valuation allowance at November 30, 2006 was $4,013. The net change in the valuation allowance for the period ended November 30, 2006 was an increase of $3,888.

(G) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by Financial Accounting Standards No. 128, “Earnings Per Share.” As of November 30, 2006 and 2005, there were no common share equivalents outstanding.

(H) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(I) Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, "Accounting for the Impairment or Disposal of Long-Lived Assets", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109”. FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. FIN 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on derecognition, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements. The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This statement requires employers to recognize the over-funded or under-funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The provisions of SFAS No. 158 are effective for employers with publicly traded equity securities as of the end of the fiscal year ending after December 15, 2006. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative an qualitative factors. SAB No. 108 is effective for period ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

(J) Foreign Currency Translation

In accordance with SFAS 52 "Foreign Currency Translation", the Company has determined that its functional currency is the United States Dollar. For the twelve months ended November 30, 2006, the Company recorded a transaction loss from the settlement of subscriptions receivable received in Canadian Dollars. The loss was determined at the exchange rates on the date of settlement.

AOM MINERALS LTD.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF NOVEMBER 30, 2006
(Expressed in US Dollars)

(K) Concentration of Credit Risk

The Company at times has cash in banks in excess of FDIC insurance limits. At November 30, 2006 and 2005, the Company had no amounts, in excess of FDIC insurance limits. At November 30, 2006, the Company had total cash of $33,190 in a Canadian bank which is uninsured.

(L) Fair Value of Financial Instruments

The carrying amounts on the Company’s financial instruments including accounts payable approximate fair value due to the relatively short period to maturity for this instrument

NOTE 2	ACQUISITION OF MINERAL PROPERTY

On March 31, 2006, the Company entered into an agreement for an option to acquire a 100% interest in The Maybe Property in the Kettle River Region of British Columbia, Canada for a purchase price of $3,600. The property consists of 2 mineral claims known as the Kenrick #1 and Hard To Beat Claims. In May 2006, a geological survey on the property was completed, geological report filed, and exploration program recommended. Because the company has not yet established the viability of the property, the mineral rights have been impaired 100% as of November 30, 2006.

NOTE 3	STOCKHOLDERS’ EQUITY

On June 30, 2006, the Company issued 5,500,000 shares of common stock to its founders for cash of $5,500 ($0.001 per share). On June 30, 2006, the Company issued 5,500,000 shares of common stock for cash of $55,000 ($0.01 per share).

NOTE 4	RELATED PARTY

During the year ended November 30, 2006, the Company’s President changed the Company rent and administrative expenses of $3,549 (November 30, 2005 - $Nil).

AOM MINERALS LTD.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
AS OF NOVEMBER 30, 2006
(Expressed in US Dollars)

NOTE 5	GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the exploration stage with no operations and used cash flow from operations of $1,221 from inception. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern. However, there is no guarantee that management’s actions will be successful.

Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II -
Information Not Required In The Prospectus Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3)	a transaction from which the director derived an improper personal profit; and
(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;
(2)	the proceeding was authorized by our Board of Directors;
(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

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Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$5.89
Transfer Agent fees	$ 1,500.00
Accounting and auditing fees and expenses	$ 7,000.00
Legal fees and expenses	$ 3,000.00
Edgar filing fees	$ 1,500.00
Total	$13,005.89

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We completed an offering of 5,500,000 shares of our common stock at a price of $0.001 per share on February 28, 2006. Of these shares, 2,500,000 were issued to our president, Mr. Michael Shamber and 3,000,000 were issued to our Secretary, Mr. Brennon Wood. The total amount received from this offering was $5,500. These shares were issued pursuant to Regulation S of the Securities Act We completed an offering of 5,500,000 shares of our common stock at a price of $0.01 per share to a total of thirty-four purchasers on June 30, 2006. The total amount received from this offering was $55,000. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

Name of Subscriber	Number of Shares
Marwan Abou-Guendia	300,000
Ryan J. Ackers	100,000
Mahvish Saeed Ahmad	200,000
Benjamin Bach	100,000
Shahzadi Sameena Bhatti	200,000
Justin L. Blakely	100,000
Joel Carty	100,000
Christopher Chadwich	100,000
Kate Ciborowski	300,000
Sarah Clift	100,000
Andrew Coatsworth	200,000
Jane Coatsworth	200,000
Merl Cyprian	50,000
Brian Davis	200,000
Ayesha Firdouz	50,000
Greg Galanis	200,000
Ajit Gautam	50,000
Farrukh Gillani	50,000
Sadaf Z. Gillani	50,000
Shaida H. Gillani	50,000
Imran Hafeez	50,000
Heather Kelly	100,000
Farzana Khan	50,000
Kottanaghatta Ravindrakumar	200,000
Tashi Lhundup	200,000
Heather Lunny	200,000
Collin MacLeod	100,000
Nudrat Mahmood	100,000
Andrew Rey McIntyre	100,000
Jason McKee	100,000
Allan Meace	100,000
Jefrey Mills	100,000
Ryan Mitra	200,000

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Name of Subscriber	Number of Shares
Andrew Murphy	50,000
Kirk Oldfield	100,000
Maurizio Porrovecchio	50,000
Brent Rudell	50,000
Jayne Simons	100,000
Brian Stasiak	100,000
Dan Strickland	200,000
Aqeela Talat	50,0000
Ainslee Wood	50,000
Ethan Wood	200,000
Jesse Harper	100,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States; Offering restrictions were, and are, implemented; No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person; Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person; Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act; The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Exhibits

Exhibit Number	Description

3.1	Articles of Incorporation

3.2	Bylaws

5.1	Legal opinion of Anslow and Jaclin, LLP, with consent to use

10.1	Mineral property option agreement dated March 2, 2006

10.2	Geology Report

23.1	Consent of Webb & Company, Certified Public Accountants

23.2	Consent of James W. McLeod, professional geologist, with consent to use

99.1	Location map

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

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1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act maybe permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding ,is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of London, Province of Ontario on April 9, 2007.

AOM Minerals Ltd.
By: /s/ Michael Shamber
Michael Shamber
President, Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Capacity in Which Signed	Date

/s/ Michael Shamber
Michael Shamber	President, Chief Executive Officer and Director	April 9, 2007

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/s/ Casper Stabile
Casper Stabile	Chief Financial Officer, Treasurer, principal financial officer, principal accounting officer and Director	April 9, 2007

/s/ Brennon Wood
Brennon Wood	Secretary and Director	April 9, 2007

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